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                                                                      Exhibit 5


                     [Schulte Roth & Zabel LLP Letterhead]


                                                       November 12, 1997


The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York 10036


Dear Sirs:

     We have acted as special counsel to The CIT Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-2, Commission file number 333-36435 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of a maximum of 36,225,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock," and the shares of Class A Common Stock covered by the Registration Statement are referred to herein as the "Shares"). The Shares are to be purchased by certain underwriters and offered for sale to the public pursuant to the terms of the Underwriting Agreement (the "Underwriting Agreement"), the form of which will be filed as an exhibit to the Registration Statement.

     In our capacity as special counsel to the Company in connection with the preparation and filing by the Company of the Registration Statement and the offer and sale of Shares contemplated thereby, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York and the Delaware General Corporation Law. Paul N. Roth, a member of this firm, is a director of the Company.

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     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that, upon the filing in accordance with the Delaware General Corporation Law of the Amended and Restated Certificate of Incorporation of the Company filed as an Exhibit to the Registration Statement, the Shares will be duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We have reviewed the discussion contained under the heading "Certain United States Tax Consequences to Non-United States Holders" in the Prospectus forming a part of the Registration Statement. In our opinion, such discussion sets forth the material U.S. federal income tax considerations applicable generally to non-U.S. holders of the Shares and to such holders' ownership and disposition of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,


                                   /s/ Schulte Roth & Zabel LLP
                                   ----------------------------
                                       SCHULTE ROTH & ZABEL LLP